EXCHANGE AGREEMENT

        This Exchange Agreement (this “Agreement”) is entered into effective as of November 14, 2003, by and among Ener1, Inc., a Florida corporation, f/k/a Inprimis, Inc. (“Ener1”), Ener1 Group, Inc., a Florida corporation, f/k/a Ener1 Holdings, Inc. (“Group”), Ener1 Battery Company, a Florida corporation, f/k/a Ener1 USA Incorporated (“Battery”), Mike Zoi, an individual (“Zoi”) and Peter Novak, an individual (“Novak” and, together with Zoi, the “Related Parties”).

        Whereas, the Board of Directors of Ener1 and Group, as the majority stockholder of Ener1, have determined that it is in the best interests of Ener1 for Ener1 to exchange shares of Ener1‘s common stock, par value $0.01 per share (the “Common Stock”), warrants to purchase shares of Common Stock (the “Warrants”) and promissory notes in the aggregate principal amount of $1,040,817.22 (the “Notes”) on the terms and conditions set forth herein and in the Closing Documents (as defined herein), in exchange for the cancellation of the debt owed by Ener1 and Battery, as applicable, to Group and the Related Parties, including all accrued interest thereon and any other amounts due with respect thereto (collectively the “Debt,” as more fully described in Section 1 hereof); and

        Whereas, the parties hereto have reached agreement as to the terms of such exchange.

        Now, therefore, in consideration of the premises and the mutual covenants and conditions herein, the parties hereto agree as follows:

    1.        Cancellation of the Debt. In exchange for the Common Stock, Warrants and Notes to be issued under Section 2 hereof, Group and each of the Related Parties hereby severally agrees to cancel that portion of the Debt owed to it and that from and after the date hereof, the Debt shall be deemed paid in full. The parties hereto agree that the Debt totals $13,327,799.61, subject to verification by Ener1‘s accountants, and consists of the following:

(a) Promissory note from Battery to Group in the original principal amount of $5,500,000, bearing interest at 10%, dated August 31, 2002, plus accrued interest of $663,638.52 (such accrued interest, as well as all other accrued interest amounts referred to below, determined as of the effective date of this agreement);

(b) Promissory note from Inprimis, Inc. (“Inprimis”) to Ener1 Holdings, Inc. in the original principal amount of $200,000, bearing interest at 12%, dated February 22, 2002, plus accrued interest of $45,075.03;

(c) Promissory note from Inprimis to Group in the original principal amount of $1,161,850.00, bearing interest at 10%, dated August 31, 2002, plus accrued interest of $147,724.96;

(d) Right to payment of monies due from Battery to Ener1 s.r.l., assigned by Ener1 s.r.l. to Group, in the original principal amount of $86,110, plus accrued interest of $53,673.13;

(e) Four promissory notes in the combined original principal amount of $1,586,270.00, plus combined accrued interest of $130,705.58, consisting of the following:

(1) Promissory note of Battery, as assignee as of June 30, 2002, payable to Zoi, in the original principal amount of $139,994.87, bearing interest at 6%, with accrued interest of $11,535.30;

(2) Promissory note of Battery, as assignee as of June 30, 2002, payable to Novak, in the original principal amount of $394,949.24, bearing interest at 6% with accrued interest of $32,543.04;

(3) Promissory note of Battery, as assignee as of June 30, 2002, payable to Zoi, in the original principal amount of $148,552.46, bearing interest at 6%, with accrued interest of $12,240.43; and

(4) Promissory note of Battery, as assignee as of June 30, 2002, payable to Novak, in the original principal amount of $902,774.22, bearing interest at 6%, with accrued interest of $74,386.81; and

(f) Intercompany advances from Group to Ener1 and Battery (as applicable) totaling $3,752,751.60 as of November 11, 2003.

    2.        Issuance of Ener1 Stock, Warrants and Notes to Group and the Related Parties.

(a) In exchange for the cancellation of the Debt and the other agreements of Group and the Related Parties set forth herein, Ener1 will issue on the date hereof the following Common Stock, Warrants and Notes to Group and the Related Parties:

Common Stock

(1) (i) 5,227,947 shares of Ener1 Common Stock to Group in exchange for cancellation of $5,227,947 of the portion of the Debt due to Group, and (ii) 9,601,341 shares of Ener1 Common Stock to Group in exchange for cancellation of $5,472,764.30 of the portion of the Debt due to Group;

(2) (i) 140,973 shares of Ener1 Common Stock to Zoi in exchange for cancellation of $140,973 of the portion of the Debt due to Zoi, and (ii) 258,903 shares of Ener1 Common Stock to Group in exchange for cancellation of $147,574.44 of the portion of the Debt due to Zoi;

(3) (i) 634,017 shares of Ener1 Common Stock to Novak in exchange for cancellation of $634,017 of the portion of the Debt due to Novak, and (ii) 1,164,398 shares of Ener1 Common Stock to Novak in exchange for cancellation of $663,706.76 of the portion of the Debt due to Novak;

Warrants

(4) (i) an immediately exercisable Warrant to Group with a ten-year term in the form attached hereto as Exhibit A, to purchase 8,053,530 shares of Common Stock at an exercise price of $1.50 per share, and (ii) an immediately exercisable Warrant to Group with a ten-year term, in the form attached hereto as Exhibit A, to purchase 8,053,531 shares of Common Stock at an exercise price of $2.00 per share;

(5) (i) an immediately exercisable Warrant to Zoi with a ten-year term in the form attached hereto as Exhibit A, to purchase 217,165 shares of Common Stock at an exercise price of $1.50 per share, and (ii) an immediately exercisable Warrant to Zoi with a ten-year term, in the form attached hereto as Exhibit A, to purchase 217,165 shares of Common Stock at an exercise price of $2.00 per share; and

(6) (i) an immediately exercisable Warrant to Novak with a ten-year term in the form attached hereto as Exhibit A, to purchase 976,688 shares of Common Stock at an exercise price of $1.50 per share, and (ii) an immediately exercisable Warrant to Novak with a ten-year term, in the form attached hereto as Exhibit A, to purchase 976,688 shares of Common Stock at an exercise price of $2.00 per share;

Notes

(7) a Note to Group with a two year term in the principal amount of $910,111.64, bearing interest at the rate of 10% per annum, with principal and accrued interest thereunder convertible into shares of Ener1 Common Stock at the rate of $0.72 per share, in the form attached hereto as Exhibit B;

(8) a Note to Zoi with a two year term in the principal amount of $23,775.73, bearing interest at the rate of 6% per annum, with principal and accrued interest thereunder convertible into shares of Ener1 Common Stock at the rate of $0.72 per share, in the form attached hereto as Exhibit B; and

(9) a Note to Novak with a two year term in the principal amount of $106,929.85, bearing interest at the rate of 6% per annum, with principal and accrued interest thereunder convertible into shares of Ener1 Common Stock at the rate of $0.72 per share, in the form attached hereto as Exhibit B.

    3.        Release. From and after the date hereof, Group and each of the Related Parties hereby waives, releases and forever discharges each of Ener1, Battery and their respective affiliates and the officers, directors, shareholders, employees and agents of all of them, and all assigns of any portion of the Debt (collectively, the “Released Parties”) of and from any and all obligations and duties of any kind and nature whatsoever in law or at equity, known or unknown with respect to the Debt which any of Group and each of the Related Parties and their respective successors and assigns and any person or entity claiming by, through or under any of them, ever had, have or may have against the Released Parties other than as may arise as a result of any breach of this Agreement.

    4.        Additional Equity Investment. Group hereby agrees, with three days of written instructions from Ener1, to purchase and pay for, in cash, an aggregate of up to 1,401,953 additional shares of Common Stock, plus (i) an immediately exercisable Warrant to Group with a ten-year term, in the form attached hereto as Exhibit A, to purchase 752,616 shares of Common Stock at an exercise price of $1.50 per share, and (ii) an immediately exercisable Warrant to Group with a ten-year term, in the form attached hereto as Exhibit A, to purchase 752,617 shares of Common Stock at an exercise price of $2.00 per share, for the total purchase price of $1,000,000, which amount shall be prorated as to any partial purchases under this section.

    5.        Registration.

(a) At such time as Ener1 is required to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the resale of Common Stock issued in a private offering in which the net proceeds to Ener1 equal or exceed $20 million, Ener1 shall file a registration statement (the “Registration Statement”) with the Commission pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) to register the resale by Group and the Related Parties of (i) the Common Stock issued pursuant to Section 2 hereof, (ii) the Common Stock issuable under the Warrants and (iii) any Common Stock (and Warrants) issued pursuant to Section 4 hereof (collectively, the “Registrable Securities”). Ener1 shall use reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable. Ener1 shall keep the Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed or (ii) the date on which all of the Registrable Securities have been sold. Ener1 shall use reasonable efforts to promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as Group or a related party reasonably requests in writing; provided, however, that Ener1 shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where Ener1 is subject to service of process. All expenses, other than underwriting discounts and commissions and legal and accounting expenses of Group and the Related Parties, incurred in connection with registrations, filings or qualifications pursuant to this Section 5, shall be paid by Ener1.

(b) It shall be a condition precedent to Ener1‘s obligations to complete the registration pursuant to this Agreement with respect to the Registrable Securities that Group and the Related Parties shall furnish to Ener1 such information regarding themselves, the Registrable Securities and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as Ener1 may reasonably request.

    6.        Investment Representations. Group and each of the Related Parties hereby represent and warrant as follows:

(a) Such party is acquiring all Common Stock and Warrants issued hereunder (the “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b) Such party is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act as of the date of this Agreement and was not organized for the specific purpose of acquiring the Securities. Such party understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Ener1 is relying upon the truth and accuracy of, and such party’s compliance with, the representations, warranties and agreements of such party set forth herein and in the Warrants in order to determine the availability of such exemptions. Such party understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

    7.        Other Provisions. This Agreement shall be interpreted and enforceable under the laws of the State of Florida, without regard to its conflict of laws provisions, and jurisdiction and venue shall rest solely in the Federal or state courts located in Broward County, Florida. This Agreement and the Warrants contain all of the agreements of the parties hereto with respect to the cancellation of debt and issuance of securities hereunder and supersedes any prior written or oral agreements between them with respect thereto. This Agreement may be modified only by a written document executed by all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. None of Ener1, Battery or EnerLook may assign this Agreement or any rights or obligations hereunder without the prior written consent of Group and the Related Parties. None of Group or the Related Parties may assign this Agreement or any rights or obligations hereunder without the prior written consent of Ener1.

    8.        Notices. Any notices to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.

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    9.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed as of the date first written above.

Ener1 Group, Inc.

By: ______________________

Name: ______________________

Title: ______________________

Ener1 Battery Company

By: ______________________

Name: ______________________

Title: ______________________

____________________________
Mike Zoi	Ener1, Inc. By: ______________________ Name: ______________________ Title: ______________________ ____________________________ Peter Novak